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                                                                   EXHIBIT 10.2


                            AGREEMENT TO BE BOUND BY
                 SEVERANCE AGREEMENTS AND EMPLOYMENT AGREEMENT



         THIS AGREEMENT TO BE BOUND BY SEVERANCE AGREEMENTS AND EMPLOYMENT AGREEMENT (this "Agreement") is made as of the 3rd day of May, 1998, by Bowmar Instrument Corporation, an Indiana corporation ("Bowmar"), and Electronic Designs, Inc., a Delaware Corporation ("EDI").

                                    RECITALS

         WHEREAS, EDI is party to (i) that certain Severance Agreement, dated as of December 21, 1994, by and between EDI and Donald F. McGuinness, as amended, and (ii) that certain Severance Agreement, dated as of December 21, 1994, by and between EDI and Frank D. Edwards, as amended (together, the "Severance Agreements");

         WHEREAS, EDI is party to that certain Employment Agreement, dated as of October 10, 1995, by and between EDI and Donald F. McGuinness, as amended (the "Employment Agreement");

         WHEREAS, Bowmar and EDI are parties to that certain Agreement and Plan of Merger, dated as of May 3, 1998, by and among Bowmar, EDI and Acquisition Subsidiary (the "Merger Agreement"), pursuant to which Acquisition Subsidiary will merge with and into EDI (the "Merger"). Unless otherwise defined herein, capitalized terms shall have the respective meanings set forth in the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Agreement to Be Bound by Severance Agreements. Effective immediately upon the Effective Time of the Merger, Bowmar agrees to be bound by all of the obligations, terms and conditions of the Severance Agreements and any and all references to EDI contained therein shall be deemed to be references to Bowmar, as the context so requires with regard to the obligations of EDI thereunder.

         2. Agreement to Be Bound by Employment Agreement. Effective immediately upon the Effective Time of the Merger, Bowmar agrees to be bound by all of the obligations, terms and conditions of the Employment Agreement and any and all references to EDI contained therein shall be deemed to be references to Bowmar, as the context so requires with regard to the obligations of EDI thereunder.
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         3.      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have hereunto each caused this Agreement to be executed as of the day and year first above written.

                                        BOWMAR INSTRUMENT CORPORATION



                                        By: /s/ Hamid Shokrgozar
                                           --------------------------------
                                        Name:   Hamid Shokrgozar
                                        Title:  President & CEO



                                        ELECTRONIC DESIGNS, INC.



                                        By: /s/ Donald F. McGuinness
                                           --------------------------------
                                        Name:   Donald F. McGuinness
                                        Title:  Chief Executive Officer




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